Exhibit 99.6

DEL GLOBAL TECHNOLOGIES CORP.

[            ] SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.10 per share (“Common Stock”), of DEL GLOBAL TECHNOLOGIES CORP. (the “Company”), pursuant to the rights offering described in the Company’s prospectus dated [        ] [     ], 2010 (the “Prospectus”), hereby certifies to the Company and Continental Stock Transfer & Trust Company, as subscription agent for the rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the basic subscription right (as described in the Prospectus) on behalf of beneficial owners of basic subscription rights, (2) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the basic subscription right on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the oversubscription right (as described in the Prospectus), listing separately below each such exercised basic subscription rights and the corresponding oversubscription rights (without identifying any such beneficial owner), (3) with respect to the exercise of the oversubscription right described in (2) above, each such beneficial owner’s basic subscription right has been exercised in full, and (4) except as specifically identified below, the exercise by such holder of the Subscription Rights specified below would not result in such holder owning, either directly or indirectly, of record or beneficially, more than [            ] shares of Common Stock:

	NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO BASIC SUBSCRIPTION RIGHT	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO OVER- SUBSCRIPTION RIGHT*
1.
2.
3.
4.
5.

*	Please indicate if the exercise by such holder of the Subscription Rights specified herein would result in such holder owning, either directly or indirectly, of record or beneficially, more than [ ] shares of Common Stock.

[Certification continues on the following page]

Name of Bank, Broker, Trustee, Depository or Other Nominee

By:
Authorized Signature

Name:
(please type or print)

Provide the following information if applicable:

Depository Trust Company (“DTC”)
Participant Number

Participant

By:

Name:

Title:

DTC Subscription Confirmation Numbers